BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207

                                  312 372 1121
                                Fax: 312 372 2098


         As counsel for Papp Small & Mid-Cap Growth Fund, Inc. (the "Fund"), we consent to the incorporation by reference of our opinion dated December 10, 1998 as an exhibit to pre-effective amendment no. 1 to the registration statement of the Fund, no. 333-65609 on Form N-1A. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


March 1, 1999

                                                          /s/ Bell, Boyd & Lloyd